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                                                                      EXHIBIT 21

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                      AMERIGAS PARTNERS, L.P. SUBSIDIARIES

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                                                              STATE
                                                               OF
                     SUBSIDIARY                           ORGANIZATION/       OWNERSHIP
                                                          INCORPORATION

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
AMERIGAS PARTNERS, L.P.                                        DE
          AmeriGas Finance Corp.                               DE                100%
     AmeriGas Propane, L.P.                                    DE                  *
          AmeriGas Propane Parts &                             PA                100%
            Service, Inc.
          Northwest LPG Supply Ltd.                          Canada              100%
          Petrolane Offshore Limited                         Bermuda             100%
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*     AmeriGas Partners, L.P. owns 98.9899% of AmeriGas Propane, L.P.